Exhibit 99.2

NEWS RELEASE

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com

THE GEO GROUP REPORTS FOURTH QUARTER AND FULL-YEAR 2014 RESULTS

•	4Q14 Net Income Attributable to GEO of $0.52 per Diluted Share

•	FY2014 Net Income Attributable to GEO of $1.98 per Diluted Share

•	4Q14 Normalized FFO of $0.70 per Diluted Share; 4Q14 AFFO of $0.81 per Diluted Share

•	FY2014 Normalized FFO of $2.72 per Diluted Share; FY2014 AFFO of $3.21 per Diluted Share

•	2015 AFFO Guidance of $3.35 to $3.45 per Diluted Share

Boca Raton, Fla. – February 18, 2015 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe, reported today its financial results for the fourth quarter and full-year 2014. The information presented herein and in GEO’s supplemental disclosure reflects the name change of GEO’s Community Service division to GEO Care effective January 1, 2015.

Fourth Quarter 2014 Highlights

•	Net Income Attributable to GEO of $0.52 per Diluted Share

•	Net Operating Income of $122.8 million

•	Normalized FFO of $0.70 per Diluted Share

•	AFFO of $0.81 per Diluted Share

For the fourth quarter 2014, Normalized Funds From Operations (“Normalized FFO”) increased to $51.9 million, or $0.70 per diluted share, from $42.0 million, or $0.59 per diluted share, for the fourth quarter 2013. Fourth quarter 2014 Adjusted Funds From Operations (“AFFO”) increased to $59.5 million, or $0.81 per diluted share, from $51.6 million, or $0.72 per diluted share, for the fourth quarter 2013. For the fourth quarter 2014, Net Operating Income (“NOI”) increased to $122.8 million from $108.8 million for the fourth quarter 2013.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are very pleased with our fourth quarter and year-end results and outlook for 2015, which continue to reflect robust operational and financial performance from our diversified business units. Our quarterly and full-year results were driven by strong occupancy across our diversified real estate assets as well as the activation of several important projects. During 2014, our GEO Corrections & Detention division activated six new or expanded facilities totaling approximately 5,000 beds, and our GEO Care division opened approximately a dozen new day reporting centers and expanded the provision of community reentry and supervision services in several new markets. We continue to be optimistic regarding the growth opportunities in our industry, and we expect this positive momentum to continue in 2015 with the scheduled reactivation of more than 2,300 owned beds in inventory, the completion of two company-owned expansions totaling approximately 1,300 beds, and the acquisition of 6,500 owned beds from LCS Corrections. We expect all of these milestones will continue to increase value for our shareholders.”

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

GEO reported total revenues for the fourth quarter 2014 of $427.7 million up from total revenues of $383.5 million for the fourth quarter 2013. Fourth quarter 2014 revenues reflect $17.1 million in construction revenues associated with GEO’s contract for the development and operation of the new 1,300-bed Ravenhall Prison Facility in Australia.

GEO reported fourth quarter 2014 net income attributable to GEO of $38.1 million, or $0.52 per diluted share, up from $27.6 million, or $0.38 per diluted share, for the fourth quarter 2013. GEO’s fourth quarter 2014 results reflect approximately $0.4 million, net of tax, in acquisition related expenses.

Compared to fourth quarter 2013, GEO’s fourth quarter 2014 results reflect the assumption of management at three managed-only facilities totaling 3,854 beds in the State of Florida in February 2014; a 400-bed contract capacity expansion at the company-owned Rio Grande Detention Center in Texas during the first quarter 2014; the activation of the company-owned, 300-bed McFarland Female Community Reentry Facility in California during the third quarter 2014; the activation of the company-owned, 400-bed Alexandria Transfer Center in Louisiana; and the opening of new day reporting centers in Pennsylvania, California, and Virginia in 2014.

Full-Year 2014 Highlights

•	Net Income Attributable to GEO of $1.98 per Diluted Share

•	Net Operating Income of $471.7 million

•	Normalized FFO of $2.72 per Diluted Share

•	AFFO of $3.21 per Diluted Share

For the full-year 2014, Normalized FFO increased to $197.6 million, or $2.72 per diluted share, from $167.7 million, or $2.34 per diluted share, for the full-year 2013. AFFO for the full-year 2014 increased to $232.9 million, or $3.21 per diluted share, from $205.3 million, or $2.87 per diluted share, for the full-year 2013. For the full-year 2014, NOI increased to $471.7 million from $421.6 million for the full-year 2013.

GEO reported total revenues for the full-year 2014 of $1.69 billion up from total revenues of $1.52 billion for the full-year 2013. Full-year 2014 revenues reflect $56.0 million in construction revenues associated with GEO’s contract for the development and operation of the new 1,300-bed Ravenhall Prison Facility in Australia.

GEO reported net income attributable to GEO of $143.9 million, or $1.98 per diluted share, for the full-year 2014, up from $115.1 million, or $1.61 per diluted share for the full-year 2013. GEO’s full-year 2014 results reflect approximately $0.7 million, net of tax, in acquisition related expenses.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Compared to the full-year 2013, GEO’s results for the full-year 2014 reflect the activation of 1,500 company-owned beds at three facilities in California in November 2013; the assumption of management at three managed-only facilities totaling 3,854 beds in the State of Florida in February 2014; a 400-bed contract capacity expansion at the company-owned Rio Grande Detention Center in Texas during the first quarter 2014; the activation of the company-owned, 300-bed McFarland Female Community Reentry Facility in California during the third quarter 2014; the activation of the company-owned, 400-bed Alexandria Transfer Center in Louisiana; and the opening of new day reporting centers in Pennsylvania, California, and Virginia in 2014.

Net Operating Income, Funds From Operations (“FFO”), Normalized FFO, and AFFO are widely used non-GAAP supplemental financial measures of REIT performance. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures.

2015 Financial Guidance

GEO issued its initial financial guidance for the full-year 2015 and first quarter 2015. GEO expects its full-year 2015 AFFO to be in a range of $3.35 to $3.45 per diluted share, or $248.5 million to $256.5 million. On a GAAP basis, GEO expects its net income for the full year 2015 to be in a range of $2.00 to $2.10 per diluted share.

GEO expects full-year 2015 revenues to be in a range of $1.90 billion to $1.93 billion, including approximately $137 million in construction revenue associated with GEO’s contract for the development and operation of the new 1,300-bed Ravenhall Prison Facility in Australia. GEO’s full-year 2015 Net Operating Income is expected to be in a range of $518 million to $526 million and full-year 2015 Adjusted EBITDA to be in a range of $378 million to $386 million.

GEO’s full-year 2015 guidance reflects approximately $0.05 to $0.06 per share in start-up expenses associated with the reactivation of the company-owned, 1,940-bed Great Plains Correctional Facility in Oklahoma and 400-bed Mesa Verde Detention Facility in California during the second quarter 2015 as well as the expected completion of company-owned expansions totaling approximately 1,300 beds at the Adelanto Detention Facility in California and Karnes Residential Center in Texas in the second half of 2015.

Additionally, GEO’s full-year 2015 guidance reflects the previously announced acquisition of eight correctional and detention facilities totaling more than 6,500 company-owned correctional and detention beds from LCS Corrections Services, Inc. which closed on February 17, 2015.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

GEO’s full-year 2015 guidance also reflects approximately $2.0 million in acquisition related expenses and approximately $5.0 million in additional expenses related to investments in the ‘GEO Continuum of Care’ to integrate in-prison rehabilitation with post-release and reentry services for offenders completing evidence-based, recidivism reduction programs in GEO facilities across the United States.

For the first quarter 2015, GEO expects AFFO to be in a range of $0.70 to $0.72 per diluted share. On a GAAP basis, GEO expects first quarter 2015 earnings per diluted share to be in a range of $0.40 to $0.42 and first quarter 2015 revenues to be in a range of $438 million to $445 million, including approximately $26 million in construction revenue associated with GEO’s contract for the development and operation of the new 1,300-bed Ravenhall Prison Facility in Australia.

Compared to fourth quarter 2014 results, first quarter 2015 guidance reflects normal seasonal fluctuations in federal populations as well as approximately $0.05 to $0.06 per diluted share in additional employment tax expense as a result of the seasonality in unemployment taxes, which are front-loaded in the first quarter of the year. Additionally, first quarter 2015 guidance reflects approximately $0.01 per share in start-up expenses and approximately $2.0 million in acquisition related expenses.

Quarterly Dividend

On February 6, 2015, GEO’s Board of Directors declared a quarterly cash dividend of $0.62 per share. The quarterly cash dividend will be paid on February 27, 2015 to shareholders of record as of the close of business on February 17, 2015. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Disclosure

GEO has made available a Supplemental Disclosure which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, EBITDA, and Adjusted EBITDA, and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s fourth quarter and full-year 2014 financial results as well as its progress and outlook for 2015. The call-in number for the U.S. is 1-888-317-6016 and the international call-in number is 1-412-317-6016. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations webpage at www.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until February 26, 2015 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10060296.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 106 facilities totaling approximately 85,500 beds, including projects under development, with a growing workforce of approximately 19,000 professionals.

Note to Reconciliation Tables and Supplemental Disclosure – Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations and Adjusted Funds from Operations are non-GAAP financial measures that are presented as supplemental disclosures.

GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2015, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, and real estate related operating lease expense. Net Operating Income is calculated as net income attributable to GEO adjusted by subtracting equity in earnings of affiliates, net of tax, and by adding income tax (benefit) provision, interest expense, net of interest income, loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, and real estate related operating lease expense.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

EBITDA is defined as Net Operating Income adjusted by subtracting general and administrative expenses, real estate related operating lease expense, and loss on extinguishment of debt, pre-tax, and by adding equity in earnings of affiliates, pre-tax. Adjusted EBITDA is defined as EBITDA adjusted for net income/loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented REIT conversion related expenses, pre-tax, loss on extinguishment of debt, pre-tax, and non-cash mark-to-market adjustments for derivative instruments. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds from Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented REIT conversion related expenses, net of tax, tax benefit related to IRS settlement and REIT conversion, loss on extinguishment of debt, net of tax, and M&A related expenses, net of tax.

Adjusted Funds from Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt costs and other non-cash interest, and non-cash mark-to-market adjustments for derivative instruments and by subtracting recurring consolidated maintenance capital expenditures.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Because of the unique design, structure and use of our correctional facilities, we believe that assessing the performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations. Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance.

We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations. We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the first quarter of 2015 and full year 2015 and the assumptions underlying such guidance, growth opportunities, and the expected reactivation of two company-owned facilities and the completion of two company-owned expansions in 2015. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2015 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities and achieve substantial improvements in the occupancy rates at the eight LCS Facilities; (9) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (10) GEO’s ability to remain qualified as a REIT; (11) the incurrence of REIT related expenses; and (12) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Fourth quarter and full-year 2014 financial tables to follow:

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Q4 2014	Q4 2013	FY 2014	FY 2013

Revenues	$427,740	$383,548	$1,691,620	$1,522,074
Operating expenses	311,503	280,919	1,245,700	1,124,865
Depreciation and amortization	24,202	24,184	96,171	94,664
General and administrative expenses	30,081	30,436	115,018	117,061

Operating income	61,954	48,009	234,731	185,484
Interest income	2,143	(109)	4,747	3,324
Interest expense	(24,706)	(20,991)	(87,368)	(83,004)
Loss on extinguishment of debt	—	(13,679)	—	(20,657)

Income before income taxes and equity in earnings of affiliates	39,391	13,230	152,110	85,147

Provision for (benefit from) income taxes	3,031	(11,908)	14,093	(26,050)
Equity in earnings of affiliates, net of income tax provision	1,621	2,493	5,823	6,265

Income from Continuing Operations	37,981	27,631	143,840	117,462
Loss from Discontinued Operations, net of income tax provision (benefit)	—	—	—	(2,265)

Net income	37,981	27,631	143,840	115,197
Less: Net loss/(income) attributable to noncontrolling interests	70	(20)	90	(62)

Net income attributable to The GEO Group, Inc.	$38,051	$27,611	$143,930	$115,135

Weighted Average Common Shares Outstanding:
Basic	73,478	71,324	72,270	71,116
Diluted	73,784	71,751	72,547	71,605

Income per Common Share Attributable to The GEO Group, Inc.:

Basic:
Income from continuing operations	$0.52	$0.39	$1.99	$1.65
Loss from discontinued operations	—	—	—	(0.03)

Net income per share — basic	$0.52	$0.39	$1.99	$1.62

Diluted:
Income from continuing operations	$0.52	$0.38	$1.98	$1.64
Loss from discontinued operations	—	—	—	(0.03)

Net income per share — diluted	$0.52	$0.38	$1.98	$1.61

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	Dec 31, 2014	Dec 31, 2013
ASSETS

Current Assets

Cash and cash equivalents	$41,337	$52,125
Restricted cash and investments	4,341	11,518
Accounts receivable, less allowance for doubtful accounts	269,038	250,530
Current deferred income tax assets	25,884	20,936
Prepaid expenses and other current assets	36,806	49,236

Total current assets	377,406	384,345

Restricted Cash and Investments	19,578	18,349
Property and Equipment, Net	1,772,166	1,727,798
Contract Receivable	66,229	—
Direct Finance Lease Receivable	9,256	16,944
Non-Current Deferred Income Tax Assets	5,873	4,821
Intangible Assets, Net (including goodwill)	649,165	653,596
Other Non-Current Assets	102,535	83,511

Total Assets	$3,002,208	$2,889,364

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities

Accounts payable	$58,155	$47,286
Accrued payroll and related taxes	38,556	38,726
Accrued expenses and other current liabilities	140,612	114,950
Current portion of capital lease obligations, long-term debt, and non-recourse debt	16,752	22,163

Total current liabilities	254,075	223,125

Non-Current Deferred Income Tax Liabilities	10,068	14,689
Other Non-Current Liabilities	87,429	64,961
Capital Lease Obligations	9,856	10,924
Long-Term Debt	1,462,819	1,485,536
Non-Recourse Debt	131,968	66,153
Shareholders’ Equity	1,045,993	1,023,976

Total Liabilities and Shareholders’ Equity	$3,002,208	$2,889,364

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO

(In thousands, except per share data)

(Unaudited)

	Q4 2014	Q4 2013	FY 2014	FY 2013

Net Income attributable to GEO	$38,051	$27,611	$143,930	$115,135
Add:
Real Estate Related Depreciation and Amortization	13,422	13,306	52,960	51,680
Loss from Disc Ops, net of income tax benefit	—	—	—	(2,265)

Equals: NAREIT defined FFO	$51,473	$40,917	$196,890	$169,080

Add:
REIT conversion related expenses, net of tax	—	743	—	5,440
Tax benefit related to IRS settlement & REIT conversion	—	(8,065)	—	(21,103)
Loss on extinguishment of debt, net of tax	—	8,393	—	14,240
M&A related expenses, net of tax	424	—	681	—

Equals: FFO, normalized	$51,897	$41,988	$197,571	$167,657

Add:
Non-Real Estate Related Depreciation & Amortization	10,780	10,878	43,211	42,984
Consolidated Maintenance Capital Expenditures	(7,871)	(4,723)	(23,277)	(19,159)
Stock Based Compensation Expenses	2,646	2,121	8,909	7,889
Amortization of Debt Costs and Other Non-Cash Interest	1,411	1,307	5,332	5,916
Non-Cash Mark-to-Market Adjustment - Derivative Instruments	589	—	1,121	—

Equals: AFFO	$59,452	$51,571	$232,867	$205,287

Weighted average common shares outstanding - Diluted	73,784	71,751	72,547	71,605

FFO/AFFO per Share - Diluted

Normalized FFO Per Diluted Share	$0.70	$0.59	$2.72	$2.34

AFFO Per Diluted Share	$0.81	$0.72	$3.21	$2.87

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to Net Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Q4 2014	Q4 2013	FY 2014	FY 2013

Net income attributable to GEO	$38,051	$27,611	$143,930	$115,135
Less
Net loss/(income) attributable to noncontrolling interests	70	(20)	90	(62)

Net Income	$37,981	$27,631	$143,840	$115,197

Add
Loss from discontinued operations, net of income tax provision	—	—	—	2,265
Equity in earnings of affiliates, net of income tax provision	(1,621)	(2,493)	(5,823)	(6,265)
Income tax (benefit)/provision	3,031	(11,908)	14,093	(26,050)
Interest expense, net of interest income	22,563	21,100	82,621	79,680
Loss on extinguishment of debt	—	13,679	—	20,657
Depreciation and amortization	24,202	24,184	96,171	94,664
General and administrative expenses	30,081	30,436	115,018	117,061

Net Operating Income, net of operating lease obligations	$116,237	$102,629	$445,920	$397,209

Add: Operating lease expense, real estate	6,532	6,127	25,759	24,383

Net Operating Income (NOI)	$122,769	$108,756	$471,679	$421,592

Less:
General and administrative expenses	30,081	30,436	115,018	117,061
Operating lease expense, real estate	6,532	6,127	25,759	24,383
Loss on extinguishment of debt, pre-tax	—	13,679	—	20,657
Equity in earnings of affiliates, pre-tax	(2,009)	(3,410)	(8,125)	(8,654)

EBITDA	$88,165	$61,924	$339,027	$268,145

Adjustments
Net loss/(income) attributable to noncontrolling interests	70	(20)	90	(62)
Stock based compensation expenses, pre-tax	2,646	2,121	8,909	7,889
REIT conversion related expenses, pre-tax	—	743	—	8,181
Loss on extinguishment of debt, pre-tax	—	13,679	—	20,657
Non-Cash Mark-to-Market Adjustment - Derivative Instruments	589	—	1,121	—

Adjusted EBITDA	$91,470	$78,447	$349,147	$304,810

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

2015 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	Full Year 2015

Net Income	$148,000	to	$156,000
Real Estate Related Depreciation and Amortization	57,000		57,000

Funds from Operations (FFO)	$205,000	to	$213,000

Adjustments
M&A Related Expenses, Net of Tax	2,000		2,000

Normalized Funds from Operations	$207,000	to	$215,000

Non-Real Estate Related Depreciation and Amortization	51,000		51,000
Consolidated Maintenance Capex	(24,500)		(24,500)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	15,000		15,000

Adjusted Funds From Operations (AFFO)	$248,500	to	$256,500

Net Cash Interest Expense	90,000		90,000
Consolidated Maintenance Capex	24,500		24,500
Income Taxes	15,000		15,000

Adjusted EBITDA	$378,000	to	$386,000

G&A Expenses	125,000		125,000
Non-Cash Stock Based Compensation	(10,000)		(10,000)
Real Estate Related Operating Lease Expense	25,000		25,000

Net Operating Income	$518,000	to	$526,000

FFO Per Share (Normalized)	$2.79	to	$2.89
AFFO Per Share	$3.35	to	$3.45
Weighted Average Common Shares Outstanding-Diluted	74,100	to	74,400

- End -

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations